                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            INTERNATIONAL RECTIFIER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

               [LOGO]
          INTERNATIONAL RECTIFIER CORPORATION
            233 KANSAS STREET, EL SEGUNDO, CA 90245 (310) 322-3331
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 25, 1996
                             ---------------------

    The Annual Meeting of Stockholders of INTERNATIONAL RECTIFIER CORPORATION will be held on Monday, November 25, 1996 at 10 o'clock a.m. Pacific Standard Time at the HEXFET America facility of the Company at 41915 Business Park Drive, Temecula, California.

    The meeting will consider and act upon the following business:

    1.  Election of three Directors.

    2. Proposed Amendment to and Restatement of the Company's Stock Option Plan of 1992 (Amended).

    3. Ratification of Coopers & Lybrand as independent auditors of the Company to serve for fiscal year 1997.

    4. Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on September 27, 1996 as the record date for determining those Stockholders who will be entitled to vote at the meeting.

    By order of the Board of Directors

                                          Gerald A. Koris
                                          Secretary

October 11, 1996

IMPORTANT: PLEASE FILL IN DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POST-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                PROXY STATEMENT

GENERAL

    The accompanying Proxy is solicited by the Board of Directors of International Rectifier Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 25, 1996 and any adjournment thereof. The close of business on September 27, 1996 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying Proxy will be first mailed to Stockholders on or about October 11, 1996.

    Any Stockholder who gives a Proxy has the power to revoke it at any time before it is exercised by delivery of written notice of revocation to the Secretary of the Company prior to commencement of the Annual Meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a Proxy has been previously executed and returned. The Company will bear the cost of solicitation of proxies.

    The record date for the determination of Stockholders entitled to notice of and to vote at the meeting is close of business on September 27, 1996. As of September 27, 1996 there were 50,933,932 shares issued and outstanding of $1.00 par value Common Stock of the Company, the only class of voting securities outstanding. Each share of Common Stock of the Company is entitled to one vote; there is no cumulative voting.

    Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of "votes cast" and will have the same effect as negative votes. "Broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in calculation of "votes cast". If a broker or nominee has indicated on the Proxy that it does not have discretionary authority to vote certain shares (i.e., "broker non-votes"), those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                               SECURITY OWNERSHIP

    The following table shows, as of September 27, 1996, the beneficial ownership of the Common Stock by owners of more than five percent of the Common Stock, by each director or nominee, and by all directors and executive officers as a group.

                                                                 AMOUNT
NAME AND ADDRESS                                           BENEFICIALLY OWNED  PERCENT OF CLASS
---------------------------------------------------------  ------------------  -----------------
Jennsion Associates .....................................         5,162,000            10.13%
  466 Lexington Avenue
  New York, NY 10017

Prudential Insurance Co. of America .....................         4,616,200             9.06%
  751 Broad Street
  Newark, NJ 07102

Eric Lidow(2)(3).........................................         2,478,822(1)          4.87%

Alexander Lidow(2)(3)....................................         1,147,658(1)          2.25%

Derek B. Lidow(2)(3).....................................           633,955(1)          1.24%

Donald S. Burns(3).......................................            23,000(1)         *

George Krsek(3)..........................................            50,000(1)         *

Robert J. Mueller(3).....................................            46,000(1)         *

James D. Plummer(3)......................................            17,000(1)         *

Jack O. Vance(3).........................................            60,900(1)         *

Rochus E. Vogt(3)........................................            52,000(1)         *

All Directors and Executive Officers as a Group (10               4,525,450(1)          8.88%
  persons)...............................................

------------------------

*   Less than 1%

(1) Amount includes 280,000 options exercisable under Company's stock option plans by executive officers and directors, in the aggregate, on or within 60 days of the record date.

(2) There are 41,826 shares owned by the Lidow Foundation of which Messrs. Eric Lidow, Alexander Lidow and Derek B. Lidow are directors. Members of the Lidow family other than Messrs. E. Lidow, A. Lidow and D. Lidow are the beneficial owners of 190,241 shares. The Messrs. Lidow disclaim any beneficial ownership in any of such shares. The 4,450,676 shares beneficially owned by members of the Lidow family constitute 8.74% of the shares outstanding.

(3) Business Address: 233 Kansas Street, El Segundo, California 90245.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    There are nine directors on the Company's Board. The directors are divided into three classes, and the directors in each class serve three-year terms expiring in successive years. At the 1996 Annual Meeting, the term of office of Class Two expires, and three directors are expected to be elected with terms expiring upon the election and qualification of their successors at the 1999 Annual Meeting of Stockholders.

    It is intended that Proxies received by the Board of Directors will be voted for the election of the nominees for directors named below, unless authority to do so is withheld. Messrs. Alexander Lidow, Robert J. Mueller and Rochus E. Vogt, the nominees, are at present directors of the Company. It is not contemplated that any nominee will be unable to serve as a director, but if that contingency should occur prior to the Annual Meeting, the holders of Proxies reserve the right to substitute and vote for another person of their choice.

    The affirmative vote of holders of a majority of shares of the Company's Common Stock represented at the meeting in person or by Proxy is required to elect any nominee for director.

NOMINEES FOR DIRECTORS

    The following persons are nominees for director with terms expiring in 1999.

                                                                                                                  DIRECTOR
NAME                                  AGE                            PRINCIPAL OCCUPATION                           SINCE
--------------------------------      ---      ----------------------------------------------------------------  -----------
CLASS TWO
TERM ENDING 1999
Rochus E. Vogt..................          66   R. Stanton Avery Distinguished Service Professor and Professor          1984
                                               of Physics, California Institute of Technology

Robert J. Mueller...............          67   Executive Vice President-External Affairs                               1990
                                               and Business Development of the Company

Alexander Lidow(1)..............          41   Chief Executive Officer of the Company                                  1994
-------------------------------------------------------------------------------------------

CLASS THREE
TERM ENDING 1997
Eric Lidow......................          83   Chairman of the Board of the Company                                    1947

Donald S. Burns(2)..............          71   President, Chairman of the Board and Chief Executive Officer,           1993
                                               Prestige Holding, Ltd.

James D. Plummer................          51   John M. Fluke Professor of Electrical Engineering and Director          1994
                                               of the Stanford Nanofabrication Facility, Stanford University

                                                                                                                  DIRECTOR
NAME                                  AGE                            PRINCIPAL OCCUPATION                           SINCE
--------------------------------      ---      ----------------------------------------------------------------  -----------
CLASS ONE
TERM ENDING 1998
George Krsek....................          75   Managing Member, Konec, L.L.C.,                                         1979
                                               a management consulting firm

Jack O. Vance(3)................          71   Managing Director, Management Research,                                 1988
                                               a management consulting firm

Derek B. Lidow(1)...............          43   Chief Executive Officer of the Company                                  1994

------------------------

(1) Alexander Lidow and Derek B. Lidow are sons of Eric Lidow.

(2) Mr. Burns is also a director of ESI Corporation and International Technology Corporation.

(3) Mr. Vance is also a director of Vencor Corporation, International Technology Corporation, Escorp, The Olson Company, University Restaurant Group, FCG Enterpries, Inc., and Semtech Corporation. He was formerly a director of McKinsey & Co., Inc., a management consulting firm.

    The above named directors have held their respective employment positions during the past five years except for George Krsek who was President of Houba, Inc., a pharmaceutical firm, from 1975 to July 1994. Messrs. Mueller, Alexander Lidow and Derek B. Lidow have been employed by the Company for more than five years in various executive officer positions.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has Audit, Compensation and Executive Committees, but not a Nominating Committee. Both the Audit Committee and the Compensation Committee currently consist of Messrs. Burns, Krsek, Plummer, Vance and Vogt, each of whom is a director but not an officer or employee of the Company ("Non-Employee Director"). The Executive Committee consists of Messrs.
E. Lidow, A. Lidow, D. Lidow, Mueller and Vance. The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports, and makes recommendations regarding the appointment of the independent auditors. The Audit Committee held three meetings in the fiscal year. The Compensation Committee has the responsibility for setting key executive compensation and for granting stock options. (See "Compensation Committee Report" below). The Compensation Committee met four times. The Executive Committee, formed in March, 1995, exercises many of the powers and authority of the Board in the management of the business affairs of the Company. The Executive Committee met four times. The Board of Directors met six times. An Ad Hoc Committee consisting of Messrs. Vance, Burns, and D. Lidow was formed to review and present a Shareholder Rights Plan to the full Board (which plan was approved on August 2, 1996). The Ad Hoc Committee met two times. No director attended less than 75% of meetings of the Board of Directors and of all committees on which he served during the fiscal year.

    Non-Employee Directors receive fees of $35,000 per annum for participation on the Board and its Committees. Mr. Vance receives an additional $3,000 per meeting of the Executive Committee ($12,000 for the fiscal year). Under the current Stock Option Plan of 1992 (Amended) (the "Plan"), Non-Employee Directors are automatically granted stock options for 5,000 shares of Common Stock on each January 1 during the term of this Plan. In addition, each Non-Employee Director elected after the 1994 Annual

Meeting of Stockholders is automatically granted upon initial election an option to purchase 40,000 shares. Each Non-Employee Director in office on August 9, 1994 was automatically granted, in addition to the option to purchase 20,000 shares granted to him upon initial Stockholder approval of the Plan, an option to purchase 20,000 shares. Notwithstanding the foregoing, the aggregate number of shares for which options may be granted to any Non-Employee Director under both this Plan and the Stock Option Plan of 1984 cannot exceed 100,000 shares. Non-Employee Directors are not eligible to receive any other options under the Stock Option Plan of 1992 (Amended). Non-Employee Director options become exercisable at the rate of 20% per annum commencing on the first anniversary of the date of grant; vesting may accelerate upon death, voluntary resignation or decision not to stand for re-election. (See Proposal 2 below to amend and restate the Plan).

                             EXECUTIVE COMPENSATION

    The following table and accompanying notes summarize the aggregate compensation paid by the Company and the stock option grants awarded to each of the five highest paid executive officers for each of the last three fiscal years.

                SUMMARY COMPENSATION TABLE--ANNUAL COMPENSATION

                                                                                                            LONG TERM
                                                                                                          COMPENSATION
                                                                   SALARY      BONUS      OTHER ANNUAL    -------------
NAME AND PRINCIPAL POSITION                          FISCAL YEAR   ($)(2)       ($)     COMPENSATION($)   OPTIONS(#)(*)
---------------------------------------------------  -----------  ---------  ---------  ----------------  -------------
Eric Lidow(1) .....................................        1996     639,700    420,000         --              --     (3)
Chairman of the Board                                      1995     627,008    420,000         --              100,000
                                                           1994     557,200    110,000         --              120,000

Alexander Lidow ...................................        1996     352,200    411,000         --              --     (3)
Chief Executive Officer                                    1995     345,277    411,000         --              100,000
                                                           1994     307,200     60,000         --               80,000

Derek B. Lidow ....................................        1996     352,200    411,000         --              --     (3)
Chief Executive Officer                                    1995     345,277    411,000         --              100,000
                                                           1994     307,200     60,000         --               80,000

Robert J. Mueller .................................        1996     340,100    200,000         --               20,000(3)
Executive Vice President--External Affairs and             1995     333,777    200,000         --              --
Business Development                                       1994     299,000     59,800         --               30,000

Michael P. McGee ..................................        1996     225,700    197,000         --               35,000(3)
Vice President, Chief Financial Officer                    1995     221,316    197,000         --              --
                                                           1994     188,214     40,000         --               30,000

------------------------

(1) The Company entered into an executive agreement with Eric Lidow dated May 15, 1991. See "Executive Agreement" below.

(2) Base salaries for FY96 were the same as in FY95 for the above listed executive officers. See "Compensation Committee Report" below. Each year's salary includes an automobile allowance granted to key employees and an amount reflecting a difference in pay periods.

(3) For information regarding options granted in fiscal year 1997 to executive officers, see "Compensation Committee Report" below.

* Reflects two-for-one stock split which had a Record Date of December 1, 1995. All references below to stock option awards also reflect the split.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table and accompanying notes summarize options granted to each executive officer of the Company in fiscal 1996 and projects potential realizable gains at hypothetical assumed annual compound rates of appreciation. There were no grants of SARs to the executive officers in fiscal 1996.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                         STOCK PRICE
                                                          PERCENT OF TOTAL                             APPRECIATION FOR
                                               OPTIONS     OPTIONS GRANTED   EXERCISE                   OPTION TERM(4)
                                               GRANTED     TO EMPLOYEES IN     PRICE    EXPIRATION   --------------------
NAME                                          (#)(1)(2)      FISCAL YEAR      ($/SH)      DATE(3)      5%($)     10%($)
-------------------------------------------  -----------  -----------------  ---------  -----------  ---------  ---------
Eric Lidow.................................      --              --             --          --          --         --
Alexander Lidow............................      --              --             --          --          --         --
Derek B. Lidow.............................      --              --             --          --          --         --
Robert J. Mueller..........................      20,000             3.6%       23.81      11/19/05     299,480    758,940
Michael P. McGee...........................      20,000             3.6%       23.81      11/19/05     299,480    758,940
  "        "...............................      15,000             2.7%       16.75       3/24/06     158,010    400,428

In addition, 501,825 options were granted to other employees of the Company. Each Non-Employee Director was granted 5,000 options on January 1, 1996.

------------------------

(1) Options become exercisable at a rate of 20% per annum commencing on the first anniversary of the date of grant.

(2) Under the terms of the Plan, stock options were granted as ten-year options at market price. Options under the Plan may be exercised for specified periods of time following the resignation, retirement or other termination of employment with the Company or its subsidiaries or as a result of a change in control of the Company. The Plan also permits the Compensation Committee, which administers the Plan, to accelerate, extend or otherwise modify benefits payable under the applicable awards in various circumstances, including a termination of employment or change in control. Under the Plan, if there is a change in control of the Company (as defined in the Plan), all options become immediately exercisable.

(3) Subject to earlier termination in certain events related to termination of employment.

(4) These values are solely the mathematical results of hypothetical assumed appreciation of the market value of the underlying shares at an annual rate of 5% and 10% over the full ten-year term of the options, less the exercise price. Actual gains, if any, will depend on future stock market performance of the Company's Common Stock, market factors and conditions, and each Optionee's continued employment through the applicable vesting periods. The Company makes no prediction as to the future value of these options or of its Common Stock, and these values are provided solely as examples required by the proxy reporting rules of the Securities and Exchange Commission.

OPTIONS

    The following table shows for each of the five highest paid executive officers the shares acquired on exercise of options in fiscal 1996 and certain required information regarding outstanding options held by them at the end of fiscal 1996.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                                NUMBER OF
                                                                                SECURITIES
                                                                                UNDERLYING         VALUE OF
                                                                               UNEXERCISED      UNEXERCISED IN-
                                                                                 OPTIONS       THE-MONEY OPTIONS
                                                                               AT FY-END(#)      AT FY-END($)
                                                                             ----------------  -----------------
                                            SHARES ACQUIRED      VALUE         EXERCISABLE/      EXERCISABLE/
                   NAME                     ON EXERCISE(#)    REALIZED($)     UNEXERCISABLE    UNEXERCISABLE(5)
------------------------------------------  ---------------  --------------  ----------------  -----------------
Eric Lidow................................       100,000       1,043,750(1)   68,000/152,000    500,250/966,000
Alexander Lidow...........................        70,000         503,125(2)   52,000/128,000    362,250/759,000
Derek B. Lidow............................        42,000         301,875(2)   52,000/128,000    362,250/759,000
Robert J. Mueller.........................        20,000         201,250(3)   12,000/38,000     103,500/155,250
Michael P. McGee..........................        14,400         188,400(4)    6,000/51,600     55,750/151,888
  "        "..............................         1,000           7,187(2)

------------------------

(1) Based on market value of $21.25 on the date of exercise.

(2) Based on market value of $18.00 on the date of exercise.

(3) Based on market value of $20.875 on the date of exercise.

(4) Based on market value of $20.75 on the date of exercise.

(5) Based on market value of $16.125 at the end of fiscal 1996, minus the exercise price of "in-the-money" options. The exercise price of outstanding options ranges from $5.50 to $23.81. These options are subject to the same terms and conditions as options granted to other employees under the Company's current stock option plan, including 20% annual vesting, adjustment for change in control and expiration at or following termination of employment.

EXECUTIVE AGREEMENT

    The Company entered into an executive agreement with Eric Lidow dated May 15, 1991, providing for his continued employment with the Company for a six-year period as Chief Executive Officer and President or in such other position as the Board of Directors may determine. Following the six-year period of this agreement, employment continues but either party may terminate the agreement upon ninety (90) days written notice. The agreement provides for an annual salary of $500,000, which may be increased at the discretion of the Board. It was so increased in May 1992 to $550,000 and in August 1994 to $632,500. Upon Mr. Lidow's retirement from the Company (or a change in control) he will receive annual payments of 90% of his then current salary. Upon Mr. Lidow's death, payments will be continued to his wife, if she survives him, in an amount equal to two-thirds of his retirement benefits, for the remainder of her life. The agreement was amended on April 12, 1995 to provide that upon retirement Mr. Lidow's pension would be based, in addition to his salary, on the average of the prior three years' cash bonuses, if any. The pension would further be adjusted annually to account for any increase in the Consumer Price Index. At fiscal 1996 year end Mr. Lidow was entitled to receive, upon retirement, $885,917 a year for the remainder of his life and his wife would thereafter receive approximately $590,611 a year for the remainder of her life. In connection with the executive agreement $2,348,000 was expensed in the fiscal year.

TRANSACTIONS WITH MANAGEMENT/FAMILY RELATIONSHIPS

    The Company leased two parcels of real property in El Segundo, California, owned by Alexander Lidow and paid rent totaling $72,981 during the 1996 fiscal year. One lease had a five-year term which expired July 31, 1995; the other lease had a ten-year term expiring March 31, 1996, which was extended on a month-to-month basis through June 30, 1996, when it ended. The Company no longer leases any property from Alexander Lidow.

    The following information contained under the captions "Compensation Committee Report" and "Stock Price Performance" shall not be deemed "soliciting material" or "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 in the absence of specific reference to such captions and information.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors (the "Committee") currently consists of the five Non-Employee Directors of the Company. The compensation of the five executive officers who comprise the Executive Team, the top management operating group of the Company, is determined by the Committee (see "Executive Compensation" above). The Committee also reviews (but does not set) the salaries of all other employees having annual compensation of $150,000 or more.

    The Company's executive compensation program for the Executive Team includes competitive base salaries, annual bonuses and stock options under the Company's stock option plan. (See Proposal 2 below to amend and restate the Company's current plan). The Committee's policy is to set base salaries generally within the mid-point of the competitive range for similar positions in high technology companies, based on information of a broad range of such companies obtained from an independent survey of executive compensation. A cash bonus is a variable and performance-reflective portion of the compensation package. In general, cash bonuses are subjective, but the Committee takes into consideration such factors as profitability in the particular fiscal year, Company stock performance, outstanding achievements (for example in new product introduction), and improvement in market share and industry position. Stock options are granted to provide long-term incentives linked to an increase in the market price of Company stock by awarding options at the fair market value on the day of grant. Outstanding options become exercisable at a rate of 20% per annum commencing on the first anniversary of the date of grant.

    Alexander Lidow and Derek B. Lidow, after having previously been elected Directors in 1994, were elected Chief Executive Officers on March 6, 1995, after over 16 years of service in various managerial positions of increasing responsibility. The Company has no employment contract with either officer. The base compensation of these officers is from the low to mid-point for similarly-situated chief executive officers. A substantial part of their total compensation package is made up of a performance-based cash bonus and stock options. The cash bonus awards to Messrs. Lidow equaled their fiscal 1995 bonuses. In making the cash bonus and stock option awards the Committee took into consideration the strong performance of the Company under their management in fiscal 1996 as well as subjective elements. The compensation of these two officers is maintained at the same level (see "Summary Compensation Table" above) as a matter of policy.

    Base salaries and bonus awards of the Executive Team for FY96 are listed above under "Executive Compensation". The base salary payable to Eric Lidow is described under "Executive Agreement" above. The Committee on August 27, 1996 granted the members of the Executive Team the following stock options: Eric Lidow--123,000; Alexander Lidow--134,000; Derek B. Lidow--134,000; Robert J. Mueller-- 40,000; and Michael P. McGee--40,000. In making the option grants and bonus awards to the executive officers for FY96 the Committee took into consideration the strong growth in the Company's revenues and earnings for the fiscal year as well as subjective factors.

    Because the amount of cash compensation paid to executive officers does not significantly exceed one million dollars, the Company has not adopted any policy with respect to Section 162(m) of the Internal Revenue Code of 1986.

                     Donald S. Burns              Jack O. Vance
                     George Krsek                Rochus E. Vogt
                     James D. Plummer

                            STOCK PRICE PERFORMANCE

    The following graph compares the Company's cumulative stockholder return on its Common Stock (i.e., change in stock price plus reinvestment of dividends) measured against the cumulative total return of the Standard and Poor's 500 Stock Index and Standard and Poor's High Technology Composite Index peer group. The stock price performance shown in this graph, which assumes $100 was invested on June 30, 1991, is not necessarily indicative of and not intended to suggest future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 JUNE 30    THE COMPANY     S&P 500    S&P HIGH TECH
1991                  100        100              100
1992                52.46     113.41           106.15
1993                82.78     128.87           123.98
1994                98.36     130.68           134.27
1995               213.11     164.75           218.46
1996               211.48     207.59           260.30

                 AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S
                      STOCK OPTION PLAN OF 1992 (AMENDED)
                                  (PROPOSAL 2)

PROPOSED AMENDMENT TO THE STOCK OPTION PLAN OF 1992 (AMENDED)

    The Company has long employed stock options to attract, motivate and retain key employees, officers and directors who can contribute to the success and growth of the Company and its subsidiaries. The plans have been designed to provide these eligible persons with long term incentives to improve the financial performance of the Company and to align their financial interests with those of the Stockholders. The current stock option plan, the Stock Option Plan of 1992 (Amended), was adopted by the Stockholders at the Annual Meeting in November 1992 and amended at the Annual Meeting in November 1994 (the "1992 Plan").

    The Board of Directors on August 27, 1996 approved the submission to the Stockholders for consideration the herein proposed Amended and Restated Stock Incentive Plan of 1992 (the "Restated Plan"). The full text of the Restated Plan is set forth in the Exhibit to this Proxy Statement. The following summary of the Restated Plan is qualified in its entirety by reference to that text.

SUMMARY OF THE RESTATED PLAN

    The primary purposes of the Restated Plan are to broaden the types of stock-based awards that may be granted (under the 1992 Plan only non-qualified options may be granted), extend the term of the 1992 Plan for three years to December 31, 2002, retain the provision for the annual increase in shares of the Company's Common Stock available for grant of one and one-half percent (1 1/2%) of outstanding shares, increase the maximum number of shares that may be granted to Non-Employee Directors from 100,000 to 120,000 (including an annual grant of 5,000 shares to each such director), reduce the holding period for full vesting of certain Non-Employee Director options from one year to six months, and generally provide the committee of the Board of Directors that administers the Plan with substantial powers and discretion.

    Options to purchase shares under the Restated Plan may continue to be granted to those present and future employees (including officers and employee directors) of the Company or its subsidiaries selected by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") as persons who contribute to the continued growth and development and financial success of the Company or any of its subsidiaries.

    The Restated Plan will extend the term of the 1992 Plan by three years from December 31, 1999 to December 31, 2002; increase the number of shares available for grant as a result of the annual increase of one and one-half percent
(1 1/2%) of outstanding shares on each January 1 during the six years of the term of the Restated Plan; enhance the authority of the Committee to amend and settle outstanding awards; include individual annual grant limits on aggregate amount of stock options ("Options") and stock appreciation rights ("SARs"), Incentive Stock Options ("ISOs") and other stock-based incentives and awards ("Awards") including performance-based awards that conform to the requirements of IRS Regulations issued under Section 162(m) (the "162(m) Regulations") of the Internal Revenue Code of 1986 (the "Code"); add provisions for performance-based share awards under the Code other than options and SARs; and permit repricing of options (but not below market on the date of repricing); and provide change in control and reorganization adjustment and antidilution provisions; and eliminate obsolete restrictions based on former Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3").

    The exercise price of a non-qualified stock option or an ISO under the Restated Plan may not be less than 100% of the fair market value of the stock on the date the option is granted. Upon exercise of an option, the full purchase price must be paid. Any shares subject to unexercised options that expire or are terminated may be subject to grant of other options under the Restated Plan. Restricted Stock awards may not be granted for less than par value of Common Stock (i.e., $1 per share) and shall not exceed 5% of the Award granted under the Restated Plan. Unless sooner terminated, the Restated Plan will expire on December 31, 2002 if the amendment is approved by the Stockholders and December 31, 1999 if the 1992 Plan remains in effect, after which time no further options may be granted, although options outstanding on such date may be exercised according to their terms or may be amended consistent with the terms of the Restated Plan.

ADMINISTRATION OF THE PLAN

    The provisions governing employee options will continue to be administered by the Committee which consists of no fewer than two "outside directors" (as defined in Section 162(m) of the Code) appointed by the Board. The Committee may determine and designate those employees (including officers and employee directors) who are to be granted awards under the Restated Plan, the type and number of awards, and the specific terms and conditions of the awards granted. The Committee generally will have broad powers and discretion under the Restated Plan, among which are to authorize and design various types of awards, to prescribe the conditions and manner for payment (if any), to qualify awards as ISOs, to provide for adjustments and, in various circumstances, to amend awards. The Committee also has authority, subject to the express provisions of the Restated Plan, to interpret and construe its provisions.

SHARES THAT MAY BE ISSUED UNDER THE RESTATED PLAN

    As of September 27, 1996, there were under all of the Company's stock plans 2,323,035 options granted and outstanding and 444,790 shares available for grant, representing approximately 5.4% of the outstanding shares of the Company's Common Stock on that date. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Restated Plan is one and one-half percent (1 1/2%) of the number of shares of Common Stock outstanding on January 1, 1993, increased each January 1 during the term of the Restated Plan by a number equal to one and one half percent (1 1/2%) of the number of shares of Common Stock then outstanding. As is customary in incentive plans of this nature, the number and kind of shares available under the Restated Plan are subject to adjustment in the event of a merger, sale of assets, or other reorganization, consolidation, recapitalization, stock split, stock dividend, or other similar events, or a dividend or distribution of property to the Stockholders which affects the value of the Common Stock. Following receipt of Stockholder approval, the Company plans to register under the Securities Act of 1933 the additional shares available under the Restated Plan.

    The Compensation Committee approved on June 21, 1996 a stock option program for senior management (not including the Executive Team) for fiscal 1997, which is intended to strengthen the link between the long term interests of senior management and stockholders. Under this program, each participant may receive for fiscal 1997 stock options having a target of 40% of base salary if certain predetermined financial objectives for FY97 are met. The options, upon grant, will in all respects be governed by the terms of the Company's then current employee stock option plan. On June 21, 1996, the

Committee awarded 150,000 options to 28 members of senior management participants on the same basis as if the above described plan had been in operation in fiscal 1996. There is no assurance, however, that this program for senior management will be continued, or in what form, in later fiscal years.

EMPLOYEE OPTIONS

    The Committee may grant one or more Awards to any officer or key employee of the Company or any of its subsidiaries. No stock option granted to an employee under the Restated Plan may be exercised more than ten years after the date it is granted or such shorter period as the Committee may determine. The aggregate limit on shares subject to grants of options and SARs that are granted and other share-based awards that are made in any calendar year to any individual will be 200,000 shares. In the event an employee ceases to be employed by the Company, the Committee may determine the effect of termination on the rights and benefits under the options and in so doing may make distinctions based upon cause of termination. Unless the Committee otherwise provides, upon a termination of service, restricted or performance shares not then vested or issued, and Options or SARs not then exercisable, typically will be forfeited or terminated, as the case may be, in accordance with the terms of the related award agreements. The grant of an option does not create in any recipient the right to continue to be employed by or to provide services to the Company or a subsidiary.

NON-EMPLOYEE DIRECTOR OPTIONS

    The provisions of the Restated Plan relating to options granted to persons who are directors of the Company but not employees or officers of the Company ("Non-Employee Directors") are automatic and, to the maximum extent possible, self-effectuating. Under the Restated Plan, Non-Employee Directors will be automatically granted stock options for 5,000 shares on each January 1 during the term of the Restated Plan. In addition, each Non-Employee Director elected at or after the 1996 Annual Meeting of Stockholders will automatically be granted upon initial election an option to purchase 40,000 shares. Notwithstanding the foregoing, the aggregate number of shares for which options may be granted to any Non-Employee Director under the Restated Plan and under the Company's Stock Option Plan of 1984 shall not exceed 120,000 shares. Non-Employee Director options will become exercisable at the rate of 20% per annum commencing on the first anniversary of the date of grant, subject to acceleration upon death, voluntary resignation or decision not to stand for re-election. Non-Employee Directors will not be eligible to receive any other options under the Restated Plan.

    No stock option granted to a Non-Employee Director under the Restated Plan may be exercised more than ten years after the date it is granted. In the event of a Non-Employee Director's death, options held by such director shall fully vest and remain exercisable for one year. If a Non-Employee Director voluntarily resigns or decides not to stand for re-election after five consecutive years of service on the Board, options held by such director for at least six months from the date of grant will immediately become and remain fully exercisable for one year. If a Non-Employee Director's service is terminated for any reason other than death, voluntary resignation or decision not to stand for re-election after five consecutive years of service on the Board (and the option is held for at least six months), options held by such director will remain exercisable for three months. The non-exercisable portion of such options will terminate upon a termination of service of the director.

TYPES OF AWARDS

    Stock options authorized under the Restated Plan are rights to purchase a specified number of shares of the Company's Common Stock at an exercise price of not less than 100% of the fair market value of the stock on the date of grant (or date of amendment of the exercise price, if any) during the period set forth in the award agreement. A stock option may either be an option that is non-qualified ("NQ") or an ISO. Stock options that are granted as ISOs will be granted with such additional terms as may be necessary to satisfy the applicable requirements of the Code.

    SARS. SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of the Company's Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base of a share of the Company's Common Stock on the date the SAR was awarded or the exercise price of a related stock option. SARs may be granted on a free-standing basis, in relation to a stock option or in "tandem" with a stock option, such that the exercise of either the option or the SAR cancels the recipient's rights under the tandem award with respect to the number of shares so exercised.

    RESTRICTED STOCK. Restricted stock is the Company's Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service, the passage of time or other criteria. Restricted Stock awards shall not exceed five percent (5%) of the maximum number of Common Shares that may be granted under the Restated Plan.

    PERFORMANCE SHARES. A Performance Share Award entitles a participant to receive payments if certain objectives set forth in the related Award Agreement are met over a performance measurement period specified in the Award Agreement, but not less than six months. These Awards may be paid in cash or in shares of Common Stock or in a combination of Common Stock and cash, all as determined by the Committee. The Committee may provide for full or partial credit of an Award prior to completion of the performance cycle or the attainment of the performance goal specified in the Award in the event of the participant's death, retirement, disability, a Change in Control Event (as defined in the Restated
Plan) or such other circumstances as the Committee may determine. These awards can take the form of performance restricted stock, bonuses, phantom stock or other stock-based or indexed awards.

    In addition to Awards under other provisions of the Restated Plan, the Committee may grant Performance-Based Awards within the meaning of the 162(m) Regulations based on stock price appreciation or stock value or the performance of the Company or its operating units pursuant to such business criteria as net earnings, cash flow, return on equity, on assets or on net investment, or cost containment or reduction. Such Awards are earned and payable only if performance reaches specific, preestablished performance goals approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the goals were set. Before any Performance-Based Award is paid, other than an Option or SAR, the Committee must certify that the material terms of the Performance-Based Award were satisfied. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards.

STOCK BONUSES

    The Compensation Committee may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements on such terms and conditions as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. These stock grants may be independent of, or in lieu of, a cash bonus. When granted in lieu of awards otherwise payable in cash, the value of the Shares will typically be their fair market value (discounted, if appropriate, to reflect any restrictions on the shares). Options or other awards also may be granted in lieu of cash bonuses.

AMENDMENTS

    The Board may, at any time and in any manner, amend or terminate the Restated Plan subject only to any Stockholder approval that may be required under applicable law. No such action may materially impair rights under any awards previously made thereunder without the recipient's consent. Certain amendments permitted under the Restated Plan without further Stockholder approval may increase the cost of the Restated Plan to the Company or change the allocation of benefits under the Restated Plan.

    The Restated Plan is not exclusive and does not limit the authority of the Board of Directors or the Committee to grant other awards, in stock or cash, or to authorize other compensation, under any other plan or authority.

FEDERAL INCOME TAX TREATMENT OF AWARDS

    The following is a general description of current federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options and certain other awards that may be granted under the Restated Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

    NONQUALIFIED STOCK OPTIONS. An NQ issued under the Restated Plan will not result in any taxable income to the Option holder or deduction to the Company at the time it is granted. The Option holder generally will realize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares received over the Option price. The amount of ordinary income recognized by the Option holder is deductible by the Company in the year the income is recognized. Upon a subsequent disposition of the shares, the Option holder will realize short-term or long-term capital gain or loss. The Company will not be entitled to any further deduction at that time.

    INCENTIVE STOCK OPTIONS. An ISO does not result in any taxable income to the Option holder or deduction to the Company at the time it is granted or exercised, provided the Option is exercised no later than three months after termination of employment for reasons other than death or disability (one year after termination of employment because of death or disability) and the stock is held for a period of at least two years after the date of grant and one year after the date of exercise. The excess of the fair market value of the stock received over the Option price is, however, includable in alternative minimum taxable income at the time of exercise for purposes of determining liability for the alternative minimum tax. The subsequent sale of the shares will generally result in long-term capital gain on the excess of the sale price over the Option price. If, however, the Option holder disposes of the shares within two years from the date of grant or within one year from the date of exercise, the difference between the fair market value of the shares at the date of exercise and the cost of such shares is taxed as ordinary income (and the Company will receive a corresponding deduction) in the year the shares are sold. Any additional gain will be taxed as a capital gain. The amount of ordinary income is limited to the excess of the selling price over the amount paid for the shares if the selling price is less than the fair market value of the shares at the date of exercise. If the shares are disposed of at a loss (sale price less than amount paid for the stock), the loss is a capital loss.

    The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by the recipient equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards generally are subject to tax at the time of payment; and unconditional stock bonuses are generally subject to tax measured by the value of the payment received; in each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

    "PARACHUTE" INCOME RESULTING FROM EVENTS. If, as a result of the occurrence of a change in control an Option holder's Options or SARs become exercisable, the restrictions on Restricted Stock Awards lapse, or shares are issued pursuant to Performance Share Awards, the Option holder or participant may be deemed to have received "parachute payments". If the additional value received as a result of acceleration exceeds a certain threshold amount approximating 300% of the person's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs, the excess of the total of such amounts over such person's average annual taxable compensation generally will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for the payments that are subject to the excise tax.

    SECTION 162(M) QUALIFICATION. Notwithstanding the foregoing discussion with respect to the deductibility of compensation under the Restated Plan, the 162(m) Regulations would render non-deductible to the Company certain compensation in excess of $1 million paid in any one year to certain executive officers of the Company, unless such excess compensation is "performance-based" (as defined under applicable IRS regulations) or is otherwise exempt from the 162(m) Regulations. The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the Stockholders approve the material terms of the Restated Plan. Stock options and SARs (if granted at an Option price of at least fair market value on the date of grant) and certain (but not all) other types of Performance Share Awards that may be granted to executive officers under the Restated Plan are intended to qualify for the exemption for performance-based compensation under the 162(m) Regulations. However, in light of uncertainties regarding its ultimate interpretation, no assurances can be given that all compensation intended to so qualify will in fact be deductible if the non-qualifying amount should, together with other non-exempt compensation paid to an executive officer, exceed $1 million.

    The above tax summary is based upon federal income tax laws in effect as of October 1, 1996.

RECOMMENDATION

    The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for adoption of the Restated Plan. Stockholders should note that because Non-Employee

Directors will receive (subject to re-election and Stockholder approval) additional options and accelerated vesting of outstanding options under this proposal, all Non-Employee Directors have a personal interest in its approval. However, members of the Board believe that the adoption of the Restated Plan is in the best interest of the Company and its Stockholders. Accordingly, the Board of Directors recommends a vote FOR this proposal.

                            INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 3)

    The Board of Directors, on the recommendation of the Audit Committee, proposes that Coopers & Lybrand, independent auditors of the Company for many years, be elected as independent auditors of the Company to serve until the Annual Meeting of Stockholders in 1997. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

    Although this appointment is not required to be submitted to a vote of the Stockholders, the Board believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment by the affirmative vote of a majority of the shares represented either in person or by proxy at the Annual Meeting, the selection of another independent auditor will be considered by the Board of Directors.

    The Board of Directors recommends a vote FOR this proposal.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and holders of more than 10% of a company's registered class of securities file reports of their ownership of a company's securities with the SEC. Based on a review of these reports, the Company believes that its reporting persons complied with all applicable filing requirements, except one report concerning the sale of 6,000 shares by Dr. George Krsek which was inadvertently filed subsequent to the applicable due date.

                         STOCKHOLDER PROPOSALS FOR 1997

    Eligible Stockholders' proposals for the 1997 Annual Meeting of Stockholders of the Company must be received at the Company's office at 233 Kansas Street, El Segundo, California 90245 no later than June 11, 1997.

                               NOTICE OF BUSINESS

    For business to be properly brought before the Annual Meeting by a Stockholder of record, the Stockholder must give notice in writing to the Corporate Secretary. Such notice must be delivered to or mailed and received at the principal executive office of the Company not less than thirty (30) days nor more than ninety (90) days prior to the meeting.

                                 MISCELLANEOUS

    Management does not know of any business to be presented other than the matters set forth in the Notice of Meeting. However, if other matters properly come before the meeting, it is the intention of the Proxies to vote in accordance with their best judgment on such matters.

    The expense of preparing, assembling, printing and mailing the Proxy and the material used in the solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but the officers and regular employees of the Company may solicit Proxies personally, by telephone or by special letter. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

    A copy of the Annual Report of the Company for the year ended June 30, 1996, including financial statements for the year then ended, is transmitted herewith.

                                         By Order of the Board of Directors

                                         Gerald A. Koris

                                         Secretary

October 11, 1996

                                    EXHIBIT
                      INTERNATIONAL RECTIFIER CORPORATION
               AMENDED AND RESTATED STOCK INCENTIVE PLAN OF 1992

1.  Purpose of Plan

    The purpose of this Amended and Restated Stock Incentive Plan (the "Plan") of International Rectifier Corporation, a Delaware corporation (the "Company") is to enable the Company and its subsidiaries to attract, motivate and retain their employees and certain other individuals by providing incentives related to equity interests in and the financial performance of the Company.

2.  Persons Eligible Under Plan

    Any person, including any director of the Company, who is an officer or key employee of the Company or any of its subsidiaries (an "Eligible Person") shall be eligible to be considered for the grant of an Award (as defined in Section 5 below) or Awards under this Plan.

3.  Stock Subject to Plan

    (a) (i) AGGREGATE SHARE LIMIT; INDIVIDUAL LIMITS. The maximum number of shares of Company Common Stock, $1 par value per share ("Common Shares") including ISOs that may be issued, is equal to one and one-half percent (1 1/2%) of the number of shares of Common Shares outstanding on January 1, 1993, provided, however, that on each January 1 thereafter, such maximum number shall be increased by the number of shares equal to one and one-half percent (1 1/2%) of the number of shares issued and outstanding on each such date, and such maximum number, as so adjusted, shall constitute and be referred to as the "Share Limit". Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards ("Reacquired Common Shares") shall be available for reissue within the Share Limit. Notwithstanding anything contained herein to the contrary, the aggregate number of Common Shares subject to options and stock appreciation rights granted during any calendar year to any individual shall be limited to 200,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards under this Plan granted during any calendar year shall be 400,000.

      (ii) Restricted Stock awards granted under this Plan shall not exceed five percent (5%) of the maximum number of Common Shares that may be issued pursuant to all awards granted under this Plan.

    (b) SHARE RESERVATION. No award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan, other than Reacquired Common Shares available for reissue consistent with Section 3(a)(i) above or 3(c) below, plus (iii) the maximum number of Common Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.

    (c) REISSUE OF AWARDS AND SHARES. Awards payable in cash or payable in cash or Common Shares that are forfeited or for any reason are not paid under this Plan, and Common Shares subject to Awards that expire or for any reason are terminated and are not issued, as well as Reacquired Common Shares, shall be available for subsequent Awards under the Plan. If an Award is or may be settled only in cash such Award need not be counted against any of the Share Limits under this Section 3.

4.  Administration of Plan

    (a) THE COMMITTEE. With respect to Awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations thereunder ("Section 162(m)"), this Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more "outside directors" (as this term is defined in Section 162(m)). As to other Awards, this Plan may be administered by the Board or by a duly authorized committee of directors. Transactions in or involving Awards intended to be exempt under Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended from time to time ("Rule 16b-3"), may be duly authorized by the Board, a committee of Non-Employee Directors (as defined in Section 6(a) below and meeting the requirements for disinterested director of Rule 16b-3), or as otherwise required or permitted under Rule 16b-3. Awards to Non-Employee Directors can be made only pursuant to Section 6 below.

    (b) POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

        (i) adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the Awards granted under this Plan;

        (ii) determine which persons (other than Non-Employee Directors) meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such persons, if any, Awards will be granted under this Plan;

       (iii) grant Awards to persons determined to be Eligible Persons and determine the terms and conditions of such Awards, including but not limited to the number of Common Shares issuable pursuant thereto, the times (not more than 10 years after the initial Award) at which and conditions upon which Awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or Awards from time to time and/or the manner in which it will be determined, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of Awards; provided, that the fair market value of each non-qualified option or ISO granted shall not be less than the closing sale price of the Company's Common Shares reported for any applicable date on the New York Stock Exchange-Composite Tape or, if there is no sale or such date, for the preceding date upon which such a sale took place;

        (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

        (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder, whether before or after the date set forth in
    Section 9; and

        (vi) determine the circumstances under which, consistent with the provisions of Section 9, any outstanding Award may be amended;

which authority (except as to clause (ii) above) shall remain in effect so long as any Award remains outstanding under this Plan.

    (c)  SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING
AWARDS. Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

        (i) permit the recipient of such Award, including but not limited to any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, (or any applicable tax withholding obligation upon such issuance or in respect of such Award or Shares), in whole or in part, by any one or more of the following:

           (A) the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to Awards) or other property; and/or

           (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award;

        (ii) accelerate the receipt of benefits pursuant to such Award upon the occurrence of specified events including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof, or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Committee;

       (iii) qualify such Award as an Incentive Stock Option;

        (iv) extend the exercisability, term or vesting schedule of any or all outstanding Awards, change the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in the specified events described in clause (ii) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Committee, in each case subject to Section 10;

        (v) authorize the conversion, succession or substitution of outstanding Awards upon the occurrence of an event of the type described in Section 8, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and/or

        (vi) provide for automatic grants of Awards or successive Awards.

    (d) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Company shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

    (e) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

    (f) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

5.  Awards

    (a) TYPES OF AWARDS. The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) Common Shares,
(ii) an option, warrant, convertible security, stock appreciation right (including limited stock appreciation right) or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Shares or other equity securities of the Company and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any similar security with a value derived from the value of the Common Shares or other equity securities of the Company. The authorization of any such arrangement (including any benefits described in Section 5(d)) is referred to herein as the "grant" of an "Award." The Committee may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an Award by the Committee under this Plan. All Awards shall be evidenced by a writing memorializing the Award and containing all the terms and conditions of the Award, executed on behalf of the Company and by the recipient of the Award.

    (b) FORM OF AWARDS. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

    (c)  PRICE; CONSIDERATION.  Except as provided in the concluding proviso to
Section 4(b)(iii), Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award, but shall not be issued for less than the minimum lawful consideration.

    (d) CASH AWARDS. The Committee shall have the express authority to create, add or include a cash payment or benefit under this Plan, whether in lieu of, in addition to, or as an Award or as a component of another type of Award.

    (e) TRANSFER RESTRICTIONS. Unless the Committee otherwise expressly provides, an Award shall be exercisable only by the recipient and shall be nontransferable, except in the event of the death or incapacity of the recipient. In the case of the recipient's death, the Award may be exercised by or transferred to the person or persons designated or entitled by laws of descent and distribution to succeed to rights of the decedent, and, in the case of the recipient's incapacity, by the legal representative of the recipient. The designation of a beneficiary to receive benefits or exercise rights in the case of a recipient's death consistent with applicable law and the terms hereof shall not constitute a transfer.

    (f) TAX WITHHOLDING. Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amounts of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in case the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the numbers of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

    (g) SPECIAL PERFORMANCE-BASED SHARE AWARDS. Without limiting the generality of the foregoing, and in addition to options granted under other provisions of this Section 5, other performance-based awards within the meaning of Section 162(m) ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, division, or station basis with reference to revenues, net earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization), cash flow, return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof (the "business criteria") relative to preestablished targeted levels of performance (the "performance goals"), may be granted under this Plan. The specific performance goals must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to those goals remains substantially uncertain. Performance goals may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the goals were set. Other types of performance and non-performance awards may also be granted under the other provisions of this Plan.

        (i) MAXIMUM AWARD. In no event shall grants in any calendar year to a participant under this Section 5 (g) relate to more than 200,000 shares.

        (ii) COMMITTEE CERTIFICATION. Before any Performance-Based Award under this Section 5(g) is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

       (iii) TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5(g).

6.  Non-Employee Director Options

    (a) OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. There shall be granted on each January 1 during the term of this Plan (without any action by the Board or Compensation Committee) to each Non-Employee Director then in office who is not an officer or employee of the Company or a subsidiary of the Company (a "Non-Employee Director") an Option to purchase 5,000 shares of Common Shares. In addition, each Non-Employee Director elected after the 1992 Annual Meeting of Stockholders has been or will be automatically granted, upon initial election, an option to purchase 40,000 shares. Notwithstanding the foregoing and subject to the adjustments provided by Section 8 of this Plan and Section 12 of the Company's Stock Option Plan of 1984 (the "1984 Plan"), the aggregate number of shares for which options may be granted to any Non-Employee Director under both this Plan and the 1984 Plan shall not exceed 120,000 shares. Non-Employee Directors will not be eligible to receive any other options under this Plan.

    (b) OPTION PRICE. The Option Price of each Non-Employee Director Option shall be 100% of the fair market value of a share of Common Shares on the date of grant. The option price must be paid in full in cash upon exercise of the Option.

    (c) EXERCISABILITY. Each Option granted under this Section 6 and all rights and obligations thereunder shall expire ten (10) years after the date of grant and shall be subject to earlier termination as provided below. Each Option granted under this Section 6 shall become exercisable at the rate of 20% per annum commencing on the first anniversary of the date of grant and each subsequent anniversary through the fifth anniversary.

    (d) EFFECT OF TERMINATION OF DIRECTORSHIP. In the event of a Non-Employee Director's death, an Option granted pursuant to this Section 6 held by such Non-Employee Director shall immediately become fully vested and remain fully exercisable for one year after the date of death or until the expiration of the stated term of such Option, whichever first occurs. If, after at least five consecutive years of service on the Board, a Non-Employee Director voluntarily resigns or decides not to stand for re-election, then an Option granted under this Section 6 held by such Non-Employee Director for at least six months from the date of grant shall immediately become and shall remain fully exercisable for one year after the date of such resignation or decision to step down or until the expiration of the stated term of such Option, whichever occurs first, and shall thereafter terminate. If a Non-Employee Director's services as a member of the Board terminate for any reason other than death or, after five consecutive years of service on the Board with such option held at least six months, resignation or decision to step down, any portion of an Option granted pursuant to this Section 6 which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of the Option, whichever first occurs. Notwithstanding anything to the contrary in this Plan, no Options granted under this Section 6 shall be accelerated to a date less than six months after the Date of Grant of such Option.

7.  No Right to Employment

    Neither the existence of this Plan nor the grant of any Award under this Plan shall create in any grantee the right to continue to be employed by or to otherwise provide service to the Company or a subsidiary.

8.  Adjustments

    If (a) the outstanding securities of the class then subject to this Plan (the "outstanding shares") (1) are increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, or the like or (2) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification, or (b) substantially all of the property and assets of the Company are sold, or (c) the holders of the outstanding shares receive an extraordinary dividend (other than a regular cash dividend or a stock dividend of an amount not greater than 10% of the previously outstanding shares) or other extraordinary distribution in cash, property or securities, then, unless the terms of such transaction shall otherwise provide, the Committee shall make equitable, appropriate and proportionate adjustments in
(x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards previously granted under this Plan, and (y) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and
(z) such other terms of Awards as necessarily are affected by such event.

9.  Term of Plan

    No Award shall be granted under this Plan after December 31, 2002. Although Common Shares and/ or cash may be issued after that date pursuant to Awards granted prior to such date, no Common Shares or cash shall be otherwise issued under this Plan after such date. Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award, or extend the final expiration date of the Award, or reduce (below the fair market value of the date of the amendment) the exercise price of an Award.

10. Amendment and Termination of Plan and Awards

    The Board may amend or terminate this Plan at any time and in any manner, subject only to any stockholder approval that may be required under applicable law. No amendment or termination of the Plan or change in or affecting any outstanding Award shall deprive, in any material respect, the recipient, without the consent of such recipient, of any of his or her rights or benefits under or with respect to the Award. Adjustments contemplated by Section 8 shall not be deemed to constitute a change requiring such consent.

11. Effective Date of Plan

    This Plan shall be effective as of the date it has been approved by the affirmative votes of the holders of at least a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law.

12. Legal Issues

    (a) COMPLIANCE AND CHOICE OF LAW; SEVERABILITY. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 12(b)) shall continue in effect.

    (b)  PLAN CONSTRUCTION.

         (i) RULE 16B-3. It is the intent of the Company that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of recipients who are or may be subject to Section 16 of the Exchange Act ("Section 16 Persons") satisfies the applicable requirements of Rule 16b-3 so that Awards (or transactions under Awards) to such persons that are intended to be exempt thereunder will be entitled to the benefits of Rule 16b-3 and will not be subjected to avoidable liability thereunder. If any provisions of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such Section 16 Persons in the circumstances, the Committee may disregard such provision.

        (ii) SECTION 162(M). It is further the intent of the Company that Options or SARs or other performance-based Awards under this Plan granted to persons who are executive officers or who become executive officers qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent. Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

    (c) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

    GRAPH DESCRIPTION: a map showing the Los Angeles area freeway system and directions to the Company's Annual Meeting of Stockholders.

                                   [CRC Map]

                      INTERNATIONAL RECTIFIER CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING NOVEMBER 25, 1996

    The undersigned hereby constitutes and appoints Eric Lidow and Gerald A. Koris, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of International Rectifier Corporation to be held at the HEXFET America facility of the Company, 41915 Business Park Drive, Temecula, California, at 10:00 a.m., Pacific Standard Time, on the 25th day of November, 1996, and at any adjournment thereof, on all matters coming before said meeting.

                                                             Please mark
                                                            your votes as
                                                            indicated in    /X/
                                                            this example


1. Election of Directors
   Nominees: Alexander Lidow,
   Robert J. Mueller, Rochus E. Vogt

   VOTE FOR all nominees           VOTE WITHHELD
       listed above;            from all nominees

            / /                        / /

  VOTE WITHHELD from the following nominee(s)

  ________________________________________________

2. Proposed Amendment to and Restatement of the Company's Stock Option Plan of 1992 (Amended).

             FOR             AGAINST             ABSTAIN

             / /               / /                 / /

3. To ratify Coopers & Lybrand as independent auditors of the Company to serve for fiscal year 1997.

             / /               / /                 / /

                                        THIS PROXY WHEN PROPERLY EXECUTED
                                        WILL BE VOTED IN THE MANNER DIRECTED
                                        HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                        IF NO DIRECTION IS MADE, THIS PROXY
                                        WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                                         PLEASE MARK, SIGN, DATE, AND RETURN
                                          THE PROXY CARD PROMPTLY USING THE
                                                  ENCLOSED ENVELOPE.

Signature of Stockholder__________________________________ Dated _________, 1996

This Proxy Must be Signed Exactly as Name Appears Hereon. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.


                    YOUR VOTE IS IMPORTANT TO THE COMPANY

                    PLEASE SIGN AND RETURN YOUR PROXY BY
                  TEARING OFF THE TOP PORTION OF THIS SHEET
              AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE